UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 2, 2018

F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One North Shore Center, 12 Federal Street, Suite 503 Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(800) 555-5455
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of F.N.B. Corporation (the “Company”), pursuant to the F.N.B. Corporation 2007 Incentive Compensation Plan (Amended and Restated Effective May 20, 2015), as amended, granted equity incentive awards effective after market closing on April 2, 2018, to certain executives, including the Company’s [named] executive officers, of restricted stock units (“RSUs”) comprised of (i) performance-based RSUs (“performance-based RSUs”) and (ii) time-based RSUs (“time-based RSUs”), representing sixty-seven percent (67%) and thirty-three percent (33%), respectively, of the total grant date award value for each executive.

The Award Amount (as defined in the PRSU Agreement (defined below)) of performance-based RSUs awarded to each executive officer is as follows: Vincent J. Delie, Jr., Chairman, President and Chief Executive Officer, 148,022 RSUs; Vincent J. Calabrese, Jr., Chief Financial Officer, 43,869 RSUs; Gary L. Guerrieri, Chief Credit Officer, 17,234 RSUs; Robert M. Moorehead, Chief Wholesale Banking Officer, 16,661 RSUs; and Barry C. Robinson, Chief Consumer Banking Officer, 14,674 RSUs. The performance-based RSUs are generally expected to vest on April 1, 2021, based on the Company’s “Relative Return On Average Tangible Assets” as compared to its “Peer Financial Institutions” (each as defined in the PRSU Agreement) for the period between January 1, 2018 and December 31, 2020, subject to adjustment based on the Company’s Relative Total Shareholder Return (as defined in the PRSU Agreement) compared to its Peer Financial Institutions for the period between April 2, 2018 and March 31, 2021. Based on these two performance metrics, the executive officers may earn between 0% - 218.75% of the Award Amount.

The number of time-based RSUs awarded to each executive officer is as follows: Mr. Delie, 72,907 RSUs; Mr. Calabrese, 21,607 RSUs; Mr. Guerrieri, 8,489 RSUs; Mr. Moorehead, 8,207 RSUs; and Mr. Robinson, 7,228 RSUs. The time-based RSU Vesting Period runs from April 2, 2018, through March 31, 2021. The time-based RSUs are generally expected to vest on April 1, 2021, if the executive officer remains continuously employed by the Company through that date.

The performance-based RSUs and time-based RSUs are subject to accelerated vesting under certain circumstances (e.g., death, disability, retirement, change in control) and are also subject to clawback recovery (including the resulting vested shares) under the Company’s Compensation Recoupment Policy.

The foregoing summary is qualified in its entirety by reference to the full text of the F.N.B. Corporation Performance-Based Restricted Stock Unit Award Agreement (“PRSU Agreement”) and the F.N.B. Corporation Time-Based Restricted Stock Unit Award Agreement, copies of each form agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	F.N.B. Corporation Performance-Based Restricted Stock Unit Award Agreement
10.2	F.N.B. Corporation Time-Based Restricted Stock Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ Vincent J. Calabrese, Jr.
Name:	Vincent J. Calabrese, Jr.
Title:	Chief Financial Officer

Date:     April 6, 2018